                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 12 to the registration statement on Form N-1A (the "Registration Statement") of our report dated May 9, 2000, relating to the financial statements and financial highlights appearing in the March 31, 2000 Annual Report to Shareholders of Flag Investors Value Builder Fund, Inc., which is incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Baltimore, Maryland
July 27, 2000